Exhibit 99.1

RMG Networks Reports Second Quarter 2016 Results

Substantial year-over-year improvement in operating loss by $0.9 million

Delivers strong progress on key strategic initiatives

Second Quarter Highlights

•

Operating loss of $1.5 million narrowed by $0.9 million year-over-year; Adj. EBITDA1 loss of $0.4 million narrowed by $2.0 million year-over-year

•

Total revenue of $8.7 million decreased 7% year-over-year

•

Operating expenses decreased 27% year-over-year

•

Signed strategic sales partnership with Manhattan Associates, a global best-in-class provider of technology solutions to the supply chain and distribution industry

•

Significantly strengthened executive management team with the addition of George Clopp as Chief Technology Officer and Jerry Rosen as Global Chief Marketing & Creative Officer

DALLAS, TX – 8/11/2016 – RMG Networks Holding Corporation (NASDAQ: RMGN), or RMG Networks™, a leading provider of technology-driven visual communications solutions, today announced its financial results for the second quarter ended June 30, 2016.

“During the second quarter, we continued to deliver tangible progress against our strategic initiatives, while also delivering substantially improved Adjusted EBITDA over last year,” commented Robert Michelson, Chief Executive Officer. “We are excited about the meaningful progress we made in expanding our third-party sales channels, finalizing agreements with two new third-party sales channel partnerships, including Manhattan Associates. We anticipate these relationships will supplement our sales growth plans and help expand our sales pipeline.”

“We also significantly strengthened our executive management team with the addition of George Clopp, Chief Technology Officer, and Jerry Rosen, Global Chief Marketing & Creative Officer,” continued Michelson. “The addition of George and Jerry are meaningful to our organization, as they each bring a breadth of leadership, accomplishments and innovative ideas to their positions. They are highly engaged to further our focus on leading with innovative products and solutions and bringing those offerings to the market in a cost-efficient and compelling way to reach both new and existing customers around the globe.”

“In North America, we drove sequential revenue growth in the second quarter, representing encouraging progress. The positive results in North America were partially offset by challenges experienced in our international business that delayed the timing of some orders, in part due to the impact of oil pricing on the macroeconomic environment in the Middle East and the economic uncertainty created by Brexit in the U.K. and Europe,” continued Michelson. “The mix of second quarter revenue, led by stronger professional services revenue, drove strong gross margin and material improvement in Adjusted EBITDA. We remain optimistic about our outlook as we enter the second half of 2016.”

Second Quarter Financial Review

Total revenue of $8.7 million was flat sequentially compared to the first quarter of 2016, and decreased 7% from $9.3 million in the same quarter last year.

•

Products revenue of $3.1 million decreased 25% from $4.1 million in the second quarter of 2015, resulting primarily from delayed timing on certain orders and generally lower international sales orders as a result of a challenging macroeconomic environment.

•

Maintenance & content services revenue of $3.5 million remained relatively flat as compared to the second quarter of 2015.

•

Professional services revenue of $2.1 million increased 19% from $1.8 million in the second quarter of 2015, resulting primarily from increased realization within our professional services organization.

1   A non-GAAP measure, we define Adj. EBITDA as operating income (loss) plus depreciation and amortization expenses and stock-based compensation expense. We have also excluded the impact of a $1.5 million net gain recorded on a non-recurring long-term contract in the second quarter of 2015. See “About Non-GAAP Financial Measures” below and the reconciliation tables at the end of this release for more information regarding non-GAAP financial measures used in this release.

Gross margin was 58.3% compared to 71.4% in the second quarter of 2015, as reported under U.S. GAAP. On a non-GAAP basis, excluding a $1.5 million net gain recorded on a non-recurring long-term contract in the second quarter of 2015, gross margin improved from 55.6% in the same quarter last year, driven by a favorable sales mix, resulting primarily from an increase in professional services revenue.

Total operating expenses were $6.6 million, a 27% decrease from $9.0 million in the same quarter last year, resulting primarily from the company’s cost rationalization efforts in 2015.

GAAP operating loss of $1.5 million improved from a loss of $2.4 million in the same quarter last year, resulting primarily from lower operating expenses, partially offset by a net gain recorded on a non-recurring long-term contract in the second quarter of 2015. On a non-GAAP basis, Adj. EBITDA loss of $0.4 million narrowed from a loss of $2.4 million in the same quarter last year.

Prior year financial results from RMG Networks’ Airline Media Networks business have been excluded from continuing operations and are reported as discontinued operations in the Consolidated Statement of Comprehensive Loss, due to the completion of the sale of this business on July 1, 2015. As a result, the financial results above reflect the Enterprise business at RMG Networks, reported as continuing operations.

Business Outlook

“We remain optimistic about the long-term financial prospects of the business, as the core geographical U.S. business continues to perform well, offset by the uncertainty associated with Brexit in the U.K. and oil prices in the Middle East. We believe that our strategic positioning in conjunction with our experienced leadership team positions the company for profitability. We remain focused on continuing to build on the key strategic initiatives of our multi-year strategic plan. We do recognize that we are still impacted by quarter to quarter fluctuations that are inherent in our sales delivery and business model,” concluded Michelson. “We are investing in and improving our business continually with a focus on long-term, sustainable growth, which we believe best serves our customers and our shareholders. We have established a track record of continued strategic progress and improvement in financial results and are encouraged by the trajectory our business is on for 2016 and beyond.”

Conference Call

Management will host a conference call to discuss these results on Thursday, August 11, 2016 at 9 a.m. ET.  To access the call, please dial 1-877-890-5060 (toll free) or 1-678-967-4604 and reference conference 54202038.  The conference call will also be broadcast live over the Internet with an accompanying slide presentation, which can be accessed via the Investor Relations section of RMG Networks’ web site at http://ir.rmgnetworks.com/phoenix.zhtml?c=251935&p=irol-calendar. All participants should call or access the website approximately 10 minutes before the conference begins. The webcast and slide presentation will be available for replay for at least 90 days.

A telephonic replay of this conference call will also be available by dialing 1-855-859-2056 (toll free) or 1-800-585-8367 or 1-404-537-3406 and entering passcode: 54202038 from 12 p.m. ET on August 11, 2016 until 11:59 p.m. ET on August 18, 2016.

© 2016 RMG Networks Holding Corporation. RMG Networks and its logo are trademarks and/or service marks of RMG Networks Holding Corporation.

About RMG Networks

RMG NETWORKS (NASDAQ: RMGN) is a worldwide leader in intelligent visual communications that help businesses increase productivity, efficiency and engagement through digital messaging. By combining best-in-class software, hardware, business applications and services, RMG Networks offers a single point of accountability for integrated data visualization and real-time performance management. The company, who values 70% of the Fortune 100 as clients, is headquartered in Dallas, Texas, with additional offices in the United States, United Kingdom and the United Arab Emirates. For more information, visit www.rmgnetworks.com.

About Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures as defined under SEC regulations, including Adjusted EBITDA. In evaluating its business, RMG Networks considers and uses Adjusted EBITDA as a supplemental measure of its operating performance, and believes that many of the company's investors use this non-GAAP measure to monitor the company's performance. This measure should not be considered as a substitute for the most directly comparable GAAP measure and should not be used in isolation, but in conjunction with this GAAP measure. Our definition of Adjusted EBITDA is set forth in footnote (1) above, and a reconciliation between Adjusted EBITDA and the relevant GAAP measure is set forth in the table at the end of this press release.

Cautionary Note Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, compensation and other benefits derived from the sale of the Airline Media Networks business, guidance relating to future financial performance and expected operating results, such as revenue growth, our ability to achieve profitability, our position within the markets that we serve, our ability to introduce new or improved products and services, our ability to better market our products and services, our efforts to grow our business and the impact of litigation.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the company's ability to raise additional capital on satisfactory terms, or at all; success in retaining or recruiting, or changes required in, its management and other key personnel; the limited liquidity and trading volume of the company's securities; the ability of the company to maintain its Nasdaq listing; the competitive environment in the markets in which the company operates; the risk that the anticipated benefits of acquisitions that the company may complete, may not be fully realized; the risk that any projections, including earnings, revenues, margins or any other financial items are not realized; changing legislation and regulatory environments; business development activities, including the company's ability to contract with, and retain, customers on attractive terms; the general volatility of the market price of the company's common stock; risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act); and general economic conditions.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

For RMG Networks Holding Corporation

Investor

Brett Maas / Rob Fink

646-536-7331 / 646-415-8972

ir@rmgnetworks.com

or

Media
Julie Rasco
800-827-9666
Julie.Rasco@rmgnetworks.com

Source: RMG Networks

(Financial tables appear below)

RMG Networks Holding Corporation

Consolidated Balance Sheets

June 30, 2016 and December 31, 2015

(In thousands, except share and per share information)

	June 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,872	$3,206
Accounts receivable, net of allowance for doubtful accounts of $622 and $676, respectively	8,359	10,626
Inventory, net	968	1,055
Prepaid assets	909	1,154
Total current assets	13,108	16,041
Property and equipment, net	3,956	4,340
Intangible assets, net	7,884	8,988
Loan origination fees	89	123
Other assets	217	226
Total assets	$25,254	$29,718
Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$2,224	$3,080
Accrued liabilities	3,216	4,236
Secured line of credit	1,100	400
Loss on long-term contract	267	616
Deferred revenue	8,131	7,507
Total current liabilities	14,938	15,839
Warrant liability	48	96
Deferred revenue – non-current	898	1,519
Deferred tax liabilities	17	18
Deferred rent and other	1,735	1,917
Total liabilities	17,636	19,389
Stockholders’ equity:
Common stock, $.0001 par value, (250,000,000 shares authorized; 37,182,041 shares issued; 36,882,041 shares outstanding, at June 30, 2016 and December 31, 2015)	4	4
Additional paid-in capital	108,847	108,237
Accumulated comprehensive loss	(600)	(196)
Retained earnings (accumulated deficit)	(100,153)	(97,236)
Treasury Stock, at cost (300,000 shares)	(480)	(480)
Total stockholders’ equity	7,618	10,329
Total liabilities and stockholders’ equity	$25,254	$29,718

RMG Networks Holding Corporation

Consolidated Statements of Comprehensive Loss

For the Three and Six Months Ended June 30, 2016 and 2015

(In thousands, except share and per share information)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Products	$3,051	$4,054	$6,906	$7,136
Maintenance and content services	3,532	3,495	6,940	6,867
Professional services	2,128	1,791	3,531	4,646
Total Revenue	8,711	9,340	17,377	18,649
Cost of Revenue:
Products	1,757	2,400	3,880	4,055
Maintenance and content services	412	336	726	702
Professional services	1,462	1,413	2,667	3,313
Gain on long-term contract	-	(1,480)	-	(444)
Total Cost of Revenue	3,631	2,669	7,273	7,626
Gross Profit	5,080	6,671	10,104	11,023
Operating expenses:
Sales and marketing	2,034	2,365	3,896	4,705
General and administrative	3,076	4,707	6,289	9,117
Research and development	697	868	1,398	1,550
Depreciation and amortization	790	1,106	1,609	2,019
Total operating expenses	6,597	9,046	13,192	17,391
Operating loss	(1,517)	(2,375)	(3,088)	(6,368)
Other Income (Expense):
Gain on change in warrant liability	48	767	48	1,057
Interest (expense) and other income – net	129	(92)	383	(1,336)
Loss before income taxes and discontinued operations	(1,340)	(1,700)	(2,657)	(6,647)
Income tax expense	-	17	-	-
Total loss from continuing operations	(1,340)	(1,717)	(2,657)	(6,647)
Loss from discontinued operations, net of taxes	(260)	(1,004)	(260)	(2,976)
Net loss	(1,600)	(2,721)	(2,917)	(9,623)
Other comprehensive income (loss) -
Foreign currency translation adjustments	(292)	270	(404)	75
Total comprehensive loss	$(1,892)	$(2,451)	$(3,321)	$(9,548)
Net loss per share of Common Stock (basic and diluted):
Continuing operations	$(0.04)	$(0.07)	$(0.07)	$(0.35)
Discontinued operations	(0.01)	(0.04)	(0.01)	(0.16)
Net loss per share of Common Stock (basic and diluted):	$(0.05)	$(0.11)	$(0.08)	$(0.51)
Weighted average shares used in computing basic and diluted net loss per share of Common Stock	36,882,041	25,475,448	36,882,041	18,858,364

RMG Networks Holding Corporation

Consolidated Statements of Cash Flows (Inclusive of Discontinued Operations)

For the Six Months Ended June 30, 2016 and 2015

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities
Net loss	$(2,917)	$(9,623)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,609	2,159
Gain on change in warrant liability	(48)	(1,057)
Stock-based compensation	610	791
Non-cash loan origination fees	34	743
Non-cash consulting expense	-	240
Non-cash directors’ fees	31	31
Bad debt expense	-	464
Deferred tax expense	-	10
Changes in operating assets and liabilities:
Accounts receivable	1,910	6,027
Inventory	57	155
Other current assets	202	173
Other assets	10	(218)
Accounts payable	(793)	(2,262)
Accrued liabilities	(1,006)	(1,155)
Deferred revenue	223	(11)
Loss on long-term contract	(350)	(1,732)
Deferred rent and other liabilities	(182)	(350)
Net cash used in operating activities	(610)	(5,615)

Cash flows from investing activities
Purchases of property and equipment	(140)	(298)
Net cash used in investing activities	(140)	(298)

Cash flows from financing activities
Borrowings on line of credit, net	700	-
Proceeds from long-term debt	-	1,000
Conversion of preferred stock to common stock	-	(41)
Issuance of preferred stock, net of issuance costs	-	9,627
Net cash provided by financing activities	700	10,586

Effect of exchange rate changes on cash	(284)	84

Net increase (decrease) in cash and cash equivalents	(334)	4,757

Cash and cash equivalents, beginning of period	3,206	3,077

Cash and cash equivalents, end of period	$2,872	$7,834

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$105	$647
Cash paid during the period for income taxes	$77	$18

Non-cash Supplemental information:
Long-term notes payable paid thru issuance of preferred shares	$-	$15,000

RMG Networks Holding Corporation

Reconciliation of Operating Loss to Adjusted EBITDA

(In thousands)

(Unaudited)

	Second Quarter
	2016	2015
Operating loss	$(1,517)	$(2,375)

Depreciation and amortization	790	1,106
Stock-based compensation	289	379

EBITDA	$(438)	$(890)

Gain on long-term contract	-	(1,480)

Adjusted EBITDA	$(438)	$(2,370)

Financial results from RMG Networks’ Airline Media Networks business have been excluded from continuing operations and are reported as discontinued operations in the Consolidated Statement of Comprehensive Loss due to the completion of the sale of this business on July 1, 2015. As a result, these financial results reflect the Enterprise business at RMG Networks, reported as continuing operations.